EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use in this Registration Statement and related prospectus on Amendment No. 1 to Form S-4 (No. 333-77081) and incorporation by reference from the Annual Report on Form 10-K of Pentacon, Inc. for the year ended September 30, 1998 of our report, dated November 21, 1997, relating to the consolidated financial statements of Alatec Products, Inc. as of December 31, 1996 and for the year then ended, and consent to use in this Registration Statement and related prospectus referred to above of our report dated February 20, 1998 (except for Note 13, as to which the date is August 14, 1998), relating to the consolidated financial statements of ASI Aerospace Group, Inc. as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997. We also consent to the reference to our Firm under the caption "Experts" appearing in the prospectus.

                                          /s/  McGLADREY & PULLEN, LLP

Pasadena, California
May 7, 1999